Exhibit 3(c)

                        CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                     RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK OF
                           NOISE CANCELLATION TECHNOLOGIES, INC.


      Noise  Cancellation  Technologies,   Inc.,  a  corporation  organized  and
existing under the General Corporation Law of the State of Delaware (herein called the "Corporation"),

      DOES HEREBY CERTIFY:

      That, pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, said Board of Directors, at a meeting duly held on October 22, 1997, adopted a resolution providing for the issuance of a series of ten thousand (10,000) shares of Series C Convertible Preferred Stock, and providing for the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, which resolution is as follows:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
      Article IV of the Restated Certificate of Incorporation of the Corporation, this Board of Directors hereby creates a series of the Preferred Stock of the Corporation with par value of $0.10 per share (the "Preferred Stock") to consist of ten thousand (10,000) shares of the 10,000,000 authorized shares of Preferred Stock, which the Corporation now has authority to issue, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, set forth in Article IV of the Certificate of Incorporation not inconsistent with the terms of this resolution and which are applicable to the Preferred Stock) as follows:

      1.    Designation.

            The designation of said series of Preferred Stock created by this Resolution shall be Series C Convertible Preferred Stock (herein called "Series C Convertible Preferred Stock").

      2.    Par Value, Stated Value and Accretion Rate.

   Each share of Series C Convertible Preferred Stock shall have a par value of $0.10, and a stated value (face amount) of One Thousand Dollars ($1,000) (the "Stated Value"), with an accretion rate of four percent (4%) per annum on the Stated Value for the purposes and on the terms set forth herein.

      3.    Dividends.

            The Series C Convertible Preferred Stock will bear no dividends, and the holders of the Series C Convertible Preferred Stock shall not be entitled to the receipt of dividends on the Series C Convertible Preferred Stock.

      4.    Liquidation Preference.

   a. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of record of shares of the Series C Convertible Preferred Stock then issued and outstanding (the "Series C Holders") shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock of the Corporation, par value $0.01 per share, (the "Common Stock") or upon any other series of Preferred Stock of the Corporation, an amount per share equal to the sum of (i) one hundred ten percent (110%) of the Stated Value and (ii) an amount equal to four percent (4%) of the Stated Value multiplied by the fraction N/365, where N equals the number of days elapsed since the issue date of Series C Convertible Preferred Stock. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Series C Holders and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series C Convertible Preferred Stock the full amounts to which they shall respectively be entitled, the Series C Holders and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Series C Convertible Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such Series C Holder and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series C Convertible Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the Series C Holders of the full amount to which they shall be entitled, as aforesaid, the Series C Holders shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

            b. A merger or consolidation of the Corporation with or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in a Liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary Liquidation (in whole or in part) of the Corporation.

      5.    Redemption and Repurchase.

            a. The Corporation, at the option of its Board of Directors, shall have the right at any time to redeem the Series C Convertible Preferred Stock in whole (and not in part) at a redemption price equal to the sum of (i) one hundred ten percent (110%) of the Stated Value and (ii) an amount equal to four percent (4%) of the Stated Value multiplied by the fraction N/365, where N equals the number of days elapsed from the issue date of the Series C
Convertible Preferred Stock to the date of redemption fixed by the Board of Directors. Notice of such redemption and the redemption date shall be given to the Series C Holders by mail or in such other manner as may be provided by resolution of the Board of Directors, not more than six months nor less than 30 days prior to the date fixed for such redemption. Any notice given by mail shall be deemed given when mailed by registered or certified mail postage prepaid, or when delivered personally to the Series C Holders at their respective addresses as the same shall then appear on the books of the Corporation. If any notice of redemption shall have been given as aforesaid and if on or before the redemption date the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall not be deemed outstanding, the right to accretion thereon shall cease to accrue from and after the redemption date and all rights of the Series C Holders of the shares so called for redemption (including, but not limited to, rights of conversion) shall forthwith, after the redemption date, cease and terminate, excepting only the right to receive the redemption price therefor, but without interest or other additional payment except as set forth in the first sentence of this Section 5; provided, however, that the conversion rights of the Series C Holders shall continue from the date of notice of redemption until the close of business on the redemption date. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the redemption date shall revert to the general funds of the Corporation, after which reversion of such funds shall become contributions to the capital of the Corporation and the Series C Holders shall have no further claim or right to such funds. If any shares of the Series C Convertible Preferred Stock of the Corporation shall have been redeemed, purchased or otherwise reacquired by the Corporation in accordance with the laws of the State of Delaware or this Certificate, the Board of Directors may, without any action by the stockholders, insofar as is permissible under the laws of the State of Delaware, at any time or from time to time, eliminate all or part of such shares from the authorized number of shares of Series C Convertible Preferred Stock of the Corporation.

      6.    Conversion of Series C Convertible Preferred Stock.

            a. Rights to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, on the Conversion Dates and at the Conversion Prices set forth below, into fully paid and nonassessable shares of Common Stock (sometimes referred to herein as "Conversion Shares") subject to the limitation set forth below in paragraph g of this Section 6.

            b. Mechanics of Conversion. Each Series C Holder who desires to convert shares of Series C Convertible Preferred Stock into shares of Common Stock shall provide notice ("Conversion Notice") via telecopy (facsimile) on a business day, during business hours in Linthicum, Maryland, to the Corporation, and a facsimile of the Conversion Notice shall be transmitted to the Corporation's Transfer Agent at the same time as transmission is made to the Corporation. On the same day, the original Conversion Notice shall be delivered to the Corporation but the certificate or certificates representing the Series C Convertible Preferred Stock for which conversion is elected, shall be delivered to the Transfer Agent by international courier, duly endorsed. The later of the date upon which the Corporation receives the original Conversion Notice or the date the Transfer Agent receives the Certificates representing the Series C Convertible Preferred Stock for which conversion is elected, shall be a "Notice Date".

                  Upon receipt by the Corporation of a Conversion Notice, as provided above, the Corporation shall immediately send to the Series C Holder, via telecopy (facsimile), a confirmation of receipt of the Conversion Notice which shall specify that the Conversion Notice has been received and the name and telephone number of a contact person at the Corporation whom the Series C Holder should contact regarding information related to the conversion. The Corporation shall use all reasonable efforts to issue and deliver within five
(5) business days after the Notice Date, to such Series C Holder at the address of the Series C Holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the Series C Holder shall be entitled as aforesaid; provided that the original shares of Series C Convertible Preferred Stock to be converted are received by the transfer agent or the Corporation within three (3) business days after the receipt of the original Conversion Notice and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Notice Date. If the original certificate(s) representing the shares of Series C Convertible Preferred Stock to be converted are not received by the transfer agent or the Corporation within three (3) business days after the receipt of the original Conversion Notice, the Conversion Notice shall become null and void, the Series C Holder shall be so notified, and the Series C Holder shall be required to initiate a new Conversion Notice in order to effect conversion hereunder.

            c. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, destruction, theft or mutilation of any Series C Convertible Preferred Stock certificates (the "Certificates") and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Certificates, if mutilated, the Corporation shall execute and deliver new Series C Convertible Preferred Stock Certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost or stolen Series C Convertible Preferred Stock Certificates if the Series C Holder thereof contemporaneously requests the Corporation to convert such Series C Convertible Preferred Stock into Common Stock, in which event the Corporation shall be entitled to rely on an affidavit of loss, destruction or theft of the Series C Convertible Preferred Stock Certificate (and the receipt of indemnity or security reasonably satisfactory to the Corporation) or, in the case of mutilation, tender of the mutilated certificate, and shall issue the Conversion Shares.

            d. Conversion Dates. The shares of Series C Convertible Preferred Stock shall become convertible into shares of Common Stock at any time commencing after the earlier of (i) the effective date of a registration statement covering the Conversion Shares; or (ii) ninety (90) days after the date of filing of the registration statement covering the Conversion Shares. The date on which a Conversion Notice is transmitted by facsimile to the Corporation shall be referred to as a "Conversion Date".

            e. Conversion Formula/Conversion Price. Each share of Series C Convertible Preferred Stock shall be convertible into the number of shares of Common Stock in accordance with the following formula (the "Conversion Formula"):

                                     [(.04) x (N/365) x (1,000)] + 1,000
                                               Conversion Price

      where

            N = the number of days between (i) the Closing Date of the Series C Convertible Preferred Stock being converted, and (ii) the Conversion Date thereof.

            Conversion
            Price = the lesser of (x) 120% of the five (5) day average Closing Bid Price of Common Stock immediately prior to the Closing Date of the Series C Convertible Preferred Stock being converted or (y) 20% below the five (5) day average Closing Bid Price of Common Stock immediately prior to the Conversion Date thereof.

            Closing
            Date        =  the  date  of  the   Closing  as  set  forth  in  the
                        subscription   agreement  pertaining  to  the  Series  C
                        Convertible Preferred Stock being converted.

                  For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price for a specified date on the Nasdaq National Stock Market, or if no longer traded thereon, the closing bid price on the principal national securities exchange on which the Common Stock is so traded, or if not traded on any such exchange, the last bid price on the principal market for the Common Stock.

            f. Automatic Conversion. Each share of Series C Convertible Preferred Stock outstanding on November 30, 1999 automatically shall be converted into Common Stock on such date in accordance with the Conversion Formula and the Conversion Price then in effect, and November 30, 1999 shall be deemed to be the Notice Date and the Conversion Date with respect to such conversion.

            g. Absolute Limit on Conversion. Notwithstanding anything to the contrary contained in paragraph e. of this Section 6, in no event shall the Closing Bid Price of Common Stock to be used for purposes of the Conversion Formula set forth in paragraph e. be less than $0.625 per share. Moreover, in no event shall the Corporation be obligated to issue more than 26,000,000 shares of its Common Stock in the aggregate in connection with the conversion of any or all of the Series C Convertible Preferred Stock. Once the Corporation has issued 26,000,000 shares of its Common Stock in the aggregate in connection with the conversion of Series C Convertible Preferred Stock, any remaining outstanding shares of Series C Convertible Preferred Stock shall cease to have any conversion rights. If at the time the limitation on conversion provided for in this paragraph becomes effective, the Corporation is in receipt of a Conversion Notice or Conversion Notices pertaining to shares of Series C Convertible Preferred Stock which have not been converted and with respect to which complete conversion would exceed such limitation, the Corporation shall effect the conversion of such shares of Series C Convertible Preferred Stock in accordance with the Conversion Formula and the Conversion Price then in effect to the extent the Corporation can do so without exceeding such limitation, in the chronological order of its receipt of the Conversion Notices pertaining to the conversion of such shares of Series C Convertible Preferred Stock. In the event there are insufficient Conversion Shares to effect the conversion of all of the shares of Series C Convertible Preferred Stock which are the subject of two or more Conversion Notices received by the Corporation on the same date, the remaining Conversion Shares shall be applied toward the conversion of such shares of Series C Convertible Preferred Stock and delivered to the Class C Holders thereof pro rata in accordance with their then respective holdings of unconverted shares of Series C Convertible Preferred Stock. Series C Holders holding shares of Series C Convertible Preferred Stock which cannot be converted to Common Stock of the Corporation because of the limitation set forth in this paragraph shall have the right to require by written notice to the Corporation that the Corporation redeem their unconvertible shares of Series C Convertible Preferred Stock in accordance with the terms of Section 5 above. The Corporation shall promptly notify such Series C Holders of the termination of conversion rights pursuant to this paragraph g. and shall issue a redemption notice in accordance with Section 5 above within thirty (30) days after such termination.

            h. No Fractional Shares. If any conversion of the Series C Convertible Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, no fractional shares shall be issued and an equivalent of the fractional share shall be paid in cash.

            i. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            j.    Adjustment to Conversion Price.

                  (i) If,  prior to the  conversion  of all  shares  of Series C
Convertible Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split or by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

                  (ii) If, prior to the conversion of all shares of Series C Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the Series C Holders shall thereafter have the right to purchase and receive upon conversion of shares of Series C Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Series C Convertible Preferred Stock held by such Series C Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series C Holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series C Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Series C Holders such shares of stock and/or securities as, in accordance with the foregoing provisions, the Series C Holders may be entitled to purchase.

                  (iii) If any adjustment under this subsection would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, no fractional shares shall be issued upon conversion and an equivalent of the fractional share shall be paid in cash.

      7.    Voting.

            a. Except as otherwise provided below or by the Delaware General Corporation Law, the Series C Holders shall have no voting power whatsoever, and no Series C Holder shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

            b. Notwithstanding the above, the Corporation shall provide Series C Holders with notification of any meeting of the shareholders regarding any major corporate events affecting the Corporation. In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to the Series C Holders, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

            c. To the extent that, under Delaware law, the vote of the Series C Holders, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Series C Holders of at least a majority of the shares of the Series C Convertible Preferred Stock represented at a duly hold meeting at which a quorum is present or by written consent of the shares as required by Delaware law of Series C Convertible Preferred Stock (except as otherwise may be required under Delaware law) shall constitute the approval of such action by the class. To the extent that under Delaware law the Series C Holders are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series C Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. The Series C Holders also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

      8.    Protective Provisions.

            a. So long as shares of Series C Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Series C Holders of at least seventy-five percent (75%) of the then outstanding shares of Series C Convertible Preferred Stock:

                  (i) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock so as to affect adversely the Series C Convertible Preferred Stock;

                  (ii) create any new class or series of stock or issue any capital stock senior to or having a preference over or parity with the Series C Convertible Preferred Stock with respect to payments upon Liquidation or increase the number of authorized shares of Series C Convertible Preferred Stock or change the Stated Value thereof; or

                  (iii) do any act or thing not authorized or contemplated under this Certificate which would result in taxation of the Series C Holders under
Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      9.    Status of Converted Stock.

            In the event any shares of Series C Convertible Preferred Stock shall be converted as contemplated by this Certificate, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Series C Convertible Preferred Stock.

      10.   Taxes.

            All shares of Common Stock issued upon conversion of Series C Convertible Preferred Stock will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series C Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable.

      IN WITNESS WHEREOF, said Noise Cancellation Technologies, Inc. has caused this Certificate to be signed by Michael J. Parrella, its President, and attested by John B. Horton, its Secretary, the 28th day of October, 1997.

[Seal]                                    NOISE CANCELLATION TECHNOLOGIES, INC.

                                          By:   /s/ MICHAEL J. PARRELLA
                                                -----------------------
                                                President
ATTEST:

By:   /s/ JOHN B. HORTON
      ------------------
      Secretary